UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31 , 2004 (August 31, 2004)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1130 Rainier Avenue South
Seattle, Washington		98144

(Address of Principal Executive Offices)		Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants

     On August 31, 2004, Loudeye Corp. (“Loudeye,” “we” or “us”) engaged Moss Adams LLP (“Moss Adams”) as Loudeye’s independent registered public accounting firm for its fiscal year ending December 31, 2004. The decision to engage Moss Adams was approved by Loudeye’s Audit Committee.

     The engagement of Moss Adams follows Loudeye’s receipt of notice on June 30, 2004 from PricewaterhouseCoopers LLP (“PwC”) of PwC’s resignation as Loudeye’s independent registered public accounting firm pending completion of services related to the review of the interim financial statements of Loudeye for the quarter ended June 30, 2004. PwC’s resignation notice was disclosed on a Form 8-K filed July 8, 2004. PwC completed its services on August 31, 2004, and PwC’s relationship with Loudeye as its independent registered accounting firm ceased on that date.

     The reports of PwC on Loudeye’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report for the year ended December 31, 2002 expressed substantial doubt regarding Loudeye’s ability to continue as a going concern.

     For the period from June 6, 2002, the date PwC was engaged as Loudeye’s independent registered public accounting firm, through August 31, 2004, there were no disagreements between Loudeye and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its report on the financial statements for such year, except as follows. In connection with Loudeye’s common stock and warrant financing completed in August 2003, PwC concluded that the warrants issued in such financing must be recorded as a liability due to the investors’ rights to receive liquidated damages in the event that a registration statement was not filed and declared effective within specified time periods. PwC further concluded that, until the registration statement was declared effective, the warrant liability must be marked to market with a corresponding entry in Loudeye’s statement of operations. Loudeye initially disagreed with these conclusions, but subsequently agreed to account for the warrants pursuant to PwC’s conclusions. The recommended accounting treatment is reflected in Loudeye’s financial statements for the quarter ended September 30, 2003, and further explained in Note 6 thereto. In accordance with PwC’s conclusion, the warrant liability was reclassified to equity during the fourth quarter of 2003 when the registration statement was filed and declared effective timely such that liquidated damages were not triggered. PwC has been authorized to respond fully to the inquiries of any successor independent registered public accounting firm regarding the initial disagreement.

     Other than the two material weaknesses discussed in the next paragraph below, during the period from June 6, 2002, the date PwC was engaged as Loudeye’s independent registered public accounting firm, through August 31, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     As disclosed in our quarterly report on Form 10-Q for the period ended June 30, 2004, PwC advised our audit committee that they identified two material weaknesses in our internal controls over financial reporting. The material weaknesses identified by PwC relate to insufficient resources in our finance and accounting functions and an insufficient level of monitoring and oversight, which may restrict our ability to gather, analyze and report information relative to our financial statement assertions in a timely manner, including:

•	Insufficiently skilled personnel compounded by a lack of human resources and expected near-term significant turnover within Loudeye’s accounting and reporting function. Also, Loudeye must improve controls surrounding adequate monitoring and oversight of the work performed by accounting and financial reporting personnel.

•	Insufficient analysis, documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions, including the preparation of financial statement disclosures relating thereto.

     These material weaknesses result in deficiencies in the processes, procedures and competencies within our accounting and financial reporting function and contributed to post-closing adjustments and delays in the completion and filing of our June 30, 2004 Form 10-Q.

     We have assigned a high priority to the short-term and long-term improvement of our internal control over financial reporting. Actions to address the material weaknesses described above that we will undertake, or have undertaken, include the following among others:

•	We periodically review staffing of our accounting and financial reporting functions to ensure appropriate staffing and supervision of those functions. In March 2004 we hired a new chief financial officer. In May 2004, based on an evaluation of our existing accounting resources, management developed a plan to restructure the accounting and reporting function. This plan includes both the addition of new resources and the replacement of certain existing resources. At that time, we began recruiting efforts for various positions within our accounting department. In July 2004, after details of the restructuring plan became known to members of our accounting staff, four individuals in our accounting department announced their intention to leave. Three of these individuals have agreed to remain with Loudeye in their current capacity through September 30, 2004, and we may negotiate longer periods with one or more of these individuals. We are continuing the recruitment process to hire appropriate replacements.

•	During the third quarter of 2004, we will continue our internal control review process to remediate the internal control material weaknesses identified above by PwC. In May 2004 we engaged an outside consulting firm to advise us on internal control matters and will utilize these advisors to assist in our process of remediation.

     Loudeye has authorized PwC to respond fully to inquiries of Moss Adams as Loudeye’s successor independent registered public accounting firm concerning these deficiencies, which constitute material weaknesses.

     During Loudeye’s past two fiscal years and through August 31, 2004, Loudeye did not consult Moss Adams regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on Loudeye’s consolidated financial statements, or any other matter or reportable event that would be required to be reported in this Form 8-K.

     Loudeye has provided PwC a copy of this disclosure and has requested PwC to furnish Loudeye with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements made by Loudeye in this report. PwC’s letter is attached as Exhibit 16.1.

Item 7.01 Regulation FD Disclosure.

     On August 31, 2004, Loudeye issued a press release announcing the filing of its quarterly report on Form 10-Q and the engagement of Moss Adams as its independent registered public accounting firm. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

16.1 Letter of PricewaterhouseCoopers LLP dated August 31, 2004, stating its agreement with the statements concerning it made in this report.

99.1 Press release dated August 31, 2004 announcing engagement of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2004	Loudeye Corp.
	By:	/s/ Jeffrey M. Cavins
Jeffrey M. Cavins
Chief Executive Officer and President